EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-190588 on Form S-11 of our report dated March 5, 2015, relating to the consolidated financial statements and financial statement schedule of Phillips Edison Grocery Center REIT II, Inc. (formerly Phillips Edison – ARC Grocery Center REIT II, Inc.) and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
March 9, 2015